                                                                   EXHIBIT 4(cc)

                                                                          COMMON
                                                                PAR VALUE $1 2/3

                          [WELLS FARGO & COMPANY LOGO]


NUMBER                                                               SHARES
SPECIMEN                                                            SPECIMEN


                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE
                                                               CUSIP 949746 10 1
                              WELLS FARGO & COMPANY              SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

      THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR MINNEAPOLIS, MN



THIS CERTIFIES THAT     SPECIMEN

IS THE OWNER OF         SPECIMEN

                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE
                  PAR VALUE $12/3 PER SHARE OF COMMON STOCK OF

Wells Fargo & Company, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.


Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

     COUNTERSIGNED AND REGISTERED:
     NORWEST BANK MINNESOTA, N.A.
     TRANSFER AGENT AND REGISTRAR           Chairman of     President and Chief
                                             the Board       Executive Officer
     BY

SEAL

     AUTHORIZED SIGNATURE                   Secretary

                              WELLS FARGO & COMPANY

     WELLS FARGO & COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK WHICH WELLS FARGO & COMPANY IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCE AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF WELLS FARGO & COMPANY OR TO ONE OF THE TRANSFER AGENTS.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  -as tenants in common

         TEN ENT  -as tenants by the entireties

         JT TEN   -as joint tenants with right
                   of survivorship and not as
                  tenants in common

UNIF GIFT MIN ACT -          Custodian
                   -----------------------------
                   (Cust)                (Minor)
                   Under Uniform Gifts to Minors
                   Act
                      --------------------------
                              (State)


    Additional abbreviations may also be used though not in the above list.

     For value received, _____________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________


____________________________________________________________________________


____________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____________________________________________________________________________

_____________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________________ Attorney
so transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated__________________________        _____________________________________
                                           SIGNATURE OF STOCKHOLDER

                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED BY:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Wells Fargo & Company (formerly known as Norwest Corporation) and ChaseMellon Shareholder Services, L.L.C., dated as of October 21, 1998, as it may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As set forth in the Rights Agreement, Rights beneficially owned by any Person (as defined in the Rights Agreement) who becomes an Acquiring Person (as defined in the Rights Agreement) become null and void.